Exhibit 10.1

SQUARE, INC.

WARRANT CANCELLATION AND PAYMENT AGREEMENT

This Warrant Cancellation and Payment Agreement (this “Agreement”) is made as of February 24, 2017, by and between Square, Inc., a Delaware corporation (the “Company”), and Starbucks Corporation, a Washington corporation (“Holder”).

RECITALS

WHEREAS, Holder is the holder of that certain Warrant to Purchase Stock dated August 7, 2012, as amended (the “Warrant”); and

WHEREAS, in consideration of a monetary payment by the Company to Holder as described herein, the Company and Holder desire to terminate and cancel the Warrant on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Termination of Warrant. Holder hereby agrees that, effective upon Holder’s receipt of $54,784,142.05 from the Company (the “Termination Payment,” which shall be made by wire transfer of immediately available funds within two business days of the date hereof) and without any further action on the part of the Company or Holder, the Warrant shall be terminated and cancelled and shall no longer be exercisable and Holder shall automatically be deemed to have released any and all rights it has or may have had in, and in respect of, the Warrant, including any registration rights, information rights, or other contractual rights. Holder shall return the original Warrant to the Company or, in lieu of returning the original Warrant, Holder shall execute a lost warrant affidavit in a form reasonably satisfactory to the Company, in either case within three business days of the date of Holder’s receipt of the Termination Payment.

2.    Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that: (a) Holder is the sole beneficial owner of the Warrant; (b) Holder has not exercised the Warrant or any portion thereof; (c) Holder has good and valid title to the Warrant, free and clear of all liens and encumbrances (other than those created by the Company); (d) Holder has all requisite rights, power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder; (e) this Agreement (i) has been duly executed and delivered by Holder and (ii) is a legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms; and (f) neither the execution, delivery, or performance by Holder of this Agreement nor the consummation by Holder of the transactions contemplated hereby will (i) result in a breach or violation of, or default under, the organizational documents of Holder; (ii) violate any law applicable to Holder; (iii) result in a breach or violation of, or default under, any contractual obligation of Holder; (iv) result in the creation or imposition of any lien, encumbrance or other defect; or (v) require any further action by Holder or any third party (including any authorization, consent, notice or approval). Holder further represents and warrants to the Company that Holder: (x) has had an opportunity to receive information regarding, and to discuss, the Company’s business, management and financial affairs, to its satisfaction; (y) is not relying upon any oral or written advice, counsel or representations of the Company for purposes of entering into this Agreement other than as specifically set forth herein, and (z) neither the Company nor any of its representatives has given Holder (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected future performance of the Company, future market price of the Company’s equity securities, or any result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise)

of this Agreement. Holder is a sophisticated investor and has the appropriate knowledge and experience in financial and business matters to evaluate the merits and risks of, and negotiate the transactions contemplated under, this Agreement and has had the opportunity to consult with its advisors, as it deems necessary or appropriate.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that: (a) the Company has all requisite rights, power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder; (b) this Agreement (i) has been duly executed and delivered by the Company and (ii) is a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (c) neither the execution, delivery, or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) result in a breach or violation of, or default under, the organizational documents of the Company; (ii) violate any law applicable to the Company; (iii) result in a breach or violation of, or default under, any contractual obligation of the Company; (iv) result in the creation or imposition of any lien, encumbrance or other defect; or (v) require any further action by the Company or any third party (including any authorization, consent, notice or approval).

4.    Waiver and Release.

(a)    Acknowledgement and Release of Claims. Effective upon Holder’s receipt of the Termination Payment, each party, for itself and on behalf of each of its affiliates, and its and their representatives, agents, estates, heirs, successors and assigns, hereby irrevocably, unconditionally and fully and forever acquits, releases, waives and discharges, and further covenants and each agrees that it will not assert any claims, other than claims resulting from (i) fraud, gross negligence or willful misconduct of any Released Party (as defined below); or (ii) any breach of this Agreement by the other party, against the other party and any of its officers, directors, employees, agents, divisions, affiliated corporations, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, crossclaims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that a party had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the date hereof, that in any way arise from or out of, are based upon or specifically relate to the Warrant, other than as specifically provided in this Agreement.

(b)    Waiver of Unknown Future Claims. The releases contained herein are intended to be complete, global and all-encompassing, but are subject to the limitations set forth in Section 3(a) above, and specifically include claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein as of the date hereof. The parties hereby expressly waive any and all rights conferred upon them by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the released party, including, without limitation, the following provisions of California Civil Code Section 1542: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5.    Publicity. The parties acknowledge and agree that (a) each party may publicly disclose its entry into this Agreement and the consummation of the transactions contemplated hereby (by press release, filing of a Form 8-K, or otherwise), provided that it provides the other party a reasonable opportunity to review and comment upon such disclosure prior to the time it is made, and (b) each party may file this Agreement with the Securities and Exchange Commission. Following the initial disclosure of information made in accordance with the terms and conditions of the prior sentence, each party may thereafter disclose such information in a manner consistent with the statements contained in the initial disclosure.

6.    Miscellaneous.

(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(b)    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(c)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

(d)    Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment, termination, discharge or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(e)    Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties.

(f)    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Warrant Cancellation and Payment Agreement as of the date first written above.

SQUARE, INC.

By:	/s/ Jack Dorsey
Name:	Jack Dorsey
Title:	President, Chief Executive Officer, and Chairman

By:	/s/ Sarah Friar
Name:	Sarah Friar
Title:	Chief Financial Officer

(Signature Page to Warrant Cancellation and Payment Agreement)

IN WITNESS WHEREOF, the undersigned have executed this Warrant Cancellation and Payment Agreement as of the date first written above.

STARBUCKS CORPORATION

By:	/s/ William McNichols
Name:	William McNichols
Title:	svp, Corporate Development & Business Alliances

(Signature Page to Warrant Cancellation and Payment Agreement)